Exhibit 99.1

Press Contacts:

Joseph L. Boling, Chairman of the Board & CEO (540) 687-4812

Gary R. Shook, President (540) 687-4801

Jeffrey H. Culver, Executive Vice President (703) 737-3470

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES TEMPORARY DIVIDEND REDUCTION AND SHELF REGISTRATION STATEMENT.

MIDDLEBURG, Va. – July 2, 2009 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), announced today that the Company’s Board of Directors declared the second quarter 2009 dividend of $0.10 per share, which represents a 47% reduction compared to the second quarter of last year. Additionally, the Company announced that it filed a universal shelf registration statement with the U.S. Securities and Exchange Commission (the "SEC") on July 2, 2009.

“Our decision to reduce the dividend was a difficult one,” said Joseph L. Boling, Chairman and CEO of Middleburg Financial Corporation. “We have a long history of paying dividends and understand how important these dividends are to our shareholders. While the Board did not reach this decision lightly, we believe this temporary reduction in our dividend is the prudent course of action as business conditions and the economy at large have not shown signs of sustained improvement,” said Mr. Boling.

“Additionally, our earnings, while on par with many community banks, are not likely to justify our historical dividend rate over the next several quarters. As we see sustained evidence that the economy and our local markets are rebounding, we are committed to increasing our dividend as our earnings improve.”

The second quarter dividend will be paid July 31, 2009 to all common shareholders of record as of July 17, 2009.

Upon being declared effective by the SEC, the shelf registration statement will allow the Company to raise up to $40 million from the sale of common stock, preferred stock, stock purchase contracts, units or a combination thereof, subject to market conditions and the Company's capital needs. The Company expects to use proceeds from any future offerings for general corporate purposes as well as the potential repayment to the U.S. Treasury of funds received through the Capital Purchase Program (CPP).

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification of the securities under the securities laws of that state.

When available, a copy of the prospectus included in the registration statement, and any prospectus supplement relating to a particular offering may be obtained by contacting Investor Relations, Middleburg Financial Corporation, 111 W. Washington Street, Middleburg Virginia 20117.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

Forward Looking Statements

Certain information contained in this discussion may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission (the “SEC”).

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